Exhibit 99.2

AMG PANTHEON INFRASTRUCTURE FUND FOLLOW-ON INVESTMENT

Page 2 of 3 A MG PANTHEON INFRASTRUCTURE FUND FOLLOW-ON INVESTMENT These Follow-On Investment Signature Pages must be completed by the Subscriber and his/her Financial Advisor or registered representative (together “Financial Advisor” or “FA”) and submitted prior to the close of the subscription period in order for the Subscriber’s Follow-On Investment to be processed. For timely approval and execution, please ensure all sections have been completed and signed properly. Subscribers should retain a copy of their initial Subscription Agreement as well as a copy of these Follow-On Investment Signature Pages for their records. If you have any questions about how to complete these Follow-On Investment Signature Pages, please contact your Financial Advisor. Follow-On Investment Signature Pages may only be completed by the Subscriber, who has received the related offering materials, reviewed the Subscription Agreement and completed the Subscription Agreement Signature Pages in connection with a prior investment in AMG Pantheon Infrastructure Fund (the “Fund”). 1. Introduction and Subscriber Information These Follow-On Investment Agreement Signature Pages relate to your follow-on investment in the Fund. All information provided below by you forms an integral part of the Fund’s Subscription Agreement. An investment in the Fund is suitable only for sophisticated Investors who have the financial resources and the willingness to accept the substantial risks associated with such an investment and for whom an investment in the Fund does not constitute a complete investment program. The risks associated with an investment in the Fund are described in the Fund’s Prospectus and Statement of Additional Information (including all parts, supplements, appendices and exhibits thereto, the “Prospectus”). By submitting these Follow-On Investment Signature Pages, in connection with a Subscription to the Fund, the Subscriber hereby: (1) certifies that he, she or it has received and carefully read the Fund’s Prospectus (including the limited liability company agreement of the Fund attached to the Prospectus, as amended from time to time, the “LLC Agreement”) prior to deciding whether to invest in the Fund, and (2) makes and reaffirms all of the representations, warranties, agreements, information, elections, acknowledgements and undertakings set forth in the Follow-On Investment Signature Pages and the Fund’s Subscription Agreement completed in connection with a prior investment in the Fund by the Subscriber. Investors participating in the Fund through both taxable and tax-exempt accounts must submit separate Signature Pages for each such account. Account Information I hereby further certify that I agree to produce evidence to support the following certifications upon request. p Account Title p AMG Account Number SSN: (XXX-XX-XXXX) Or EIN: (XX-XXXXXXX)

Page 3 of 3 A MG PANTHEON INFRASTRUCTURE FUND FOLLOW-ON INVESTMENT 2. Investment Selection Class Name Amount Investment Minimum $500 The minimum may be reduced by the Fund in the discretion of Pantheon Ventures (US) LP (the “Adviser”) or AMG Funds LLC (“AMG Funds”) based on consideration of various factors, including the Subscriber’s overall relationship with the Adviser or AMG Funds, the Subscriber’s holdings in other funds affiliated with the Adviser or AMG Funds, and such other matters as the Adviser or AMG Funds may consider relevant. The Fund may, in the sole discretion of the Adviser or AMG Funds, also aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts submitted by or on behalf of the Subscriber and the LLC Agreement of the Fund constitute or will constitute valid, binding and enforceable agreements of the Subscriber. 3 . Authorization & Agreement to Terms We hereby submit this account application for the purchase of Fund shares in accordance with the Prospectus and Statement of Additional Information of the Fund. The undersigned certifies that I am of legal age and have full authority and legal capacity to purchase shares of the Fund, affirm that I have read the Prospectus and agree to its terms and that the information contained in this Account Application is complete and accurate. p Signature p Date p Signature p Date AMG Funds does not sell personal information about our customers. Fund distributed by AMG Distributors, Inc., a member of FINRA/SIPC. 061825 AP379